UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
Form 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported):
July 20, 2009
SPARTECH CORPORATION
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	43-0761773 (I.R.S. Employer Identification No.)
1-5911
(Commission File Number)
120 S. Central Avenue, Suite 1700
Clayton, Missouri 63105
(Address of principal executive offices) (Zip Code)
(314) 721-4242
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240-14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-r(c) under the Exchange Act (17 CFR 240-13e-4(c))

SPARTECH CORPORATION
FORM 8-K
Item 1.01 Entry into a Material Definitive Agreement.
On July 20, 2009, Spartech Corporation (the “Company”) amended its bank credit facility and senior notes to provide additional flexibility to continue executing its improvement initiatives. The amendments allow for additional restructuring activities and eliminate restrictions on the sale of assets that will facilitate divestitures of its non-core businesses.
A copy of these amendments and the consent to release the collateral agent’s security interest in all assets of certain subsidiaries in connection with a sale are furnished with this report as exhibits 10.1, 10.2, 10.3 and 10.4 and incorporated by reference.
Item 7.01 Regulation FD Disclosure
On July 23, 2009, the Company issued a press release announcing these amendments. A copy of the press release is furnished with this report as Exhibit 99.1 and incorporated by reference.
Forward-Looking Statements
This current report on Form 8-K may contain forward-looking statements that are based on management’s expectations and beliefs concerning future events impacting the Company. Certain matters contained herein are based upon information available to management as of the date hereof. These forward-looking statements are only predictions and are subject to risks, uncertainties and assumptions that are difficult to predict. As a result, actual results may differ materially and adversely from those expressed in any forward-looking statement. Factors that may cause such a difference include, but are not limited to, risks and uncertainties described in the Company’s annual and quarterly reports on Form 10-K and 10-Q filed with the Securities and Exchange Commission. The Company undertakes no obligation to revise or update publicly any forward-looking statements, except as required by law.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit
Number	Description

10.1	Fourth Amendment to Fourth Amended and Restated Credit Agreement
10.2	Amendment No. 1 to Amended and Restated Note Purchase Agreement — 2004 Senior Notes
10.3	Amendment No. 1 to Amended and Restated Note Purchase Agreement — 2006 Senior Notes
10.4	Consent to Release the Collateral Agent’s Security Interest in All Assets of Certain Subsidiaries in Connection with a Sale
99.1	Press release of Spartech Corporation dated July 23, 2009

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPARTECH CORPORATION

Date July 22, 2009	By	/s/ Randy C. Martin Randy C. Martin
Executive Vice President Corporate Development
And Chief Financial Officer
Spartech Corporation